Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2017 relating to the financial statements, which appears in Nabriva Therapeutics AG’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Alexandra Rester
Austrian Certified Public Accountant

PwC Wirtschaftsprüfung GmbH

Vienna, Austria

July 28, 2017